Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Richard A. Karp, Chief Executive Officer of Catapult Communications, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catapult Communications Corporation on Form 10-Q/A for the quarter ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Catapult Communications Corporation.

By:	/s/ Richard A. Karp

Name: Richard A. Karp Title: Chief Executive Officer
I, Christopher A. Stephenson, Chief Financial Officer of Catapult Communications, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catapult Communications Corporation on Form 10-Q/A for the quarter ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Catapult Communications Corporation.

By:	/s/ Christopher A. Stephenson

Name: Christopher A. Stephenson Title: Chief Financial Officer (Principal Financial Officer)